AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 April 30, 1998
                                               REGISTRATION NO. 333-
============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                            WARNER-LAMBERT COMPANY
              (Exact name of registrant as specified in charter)

               DELAWARE                              22-1598912
   (State or other jurisdiction of                 (IRS Employer
    incorporation or organization)             Identification Number)
                                _______________

                            Warner-Lambert Company
                                201 Tabor Road
                     Morris Plains, New Jersey  07950-2693
                                (973) 540-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________

                           Gregory L. Johnson, Esq.
                      Vice President and General Counsel
                            Warner-Lambert Company
                                201 Tabor Road
                     Morris Plains, New Jersey  07950-2693
                                (973) 540-2895
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________

                       Copies Of All Communications To:
                             James M. Cotter, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                            New York, NY 10017-3909
                                _______________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /_/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                        CALCULATION OF REGISTRATION FEE


                                                Proposed                Proposed
                                                Maximum                 Maximum               Amount of
Title of Securities to      Amount to        Offering Price            Aggregate            Registration
be Registered             be Registered      Per Share<F1>         Offering Price<F1>          Fee<F1>
----------------------    --------------   -------------------    ----------------------   ----------------

Common Stock<F2>            3,000,000          $185.59375             $556,781,250           $164,250.47

<F1> Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low closing prices of the Common Stock reported on the New York Stock Exchange Composite Tape on April 28, 1998.

<F2> Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

                                _______________

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 30, 1998


                            WARNER-LAMBERT COMPANY
                              ___________________

                               3,000,000 SHARES
                                 COMMON STOCK
                           PAR VALUE $1.00 PER SHARE
                              ___________________


     The shares (the "Shares") of Common Stock, par value $.01 (the "Common Stock"), of Warner-Lambert Company (the "Company") offered hereby may be purchased pursuant to the exercise of transferable options issued by the Company to participants in the Company's 1987 Stock Option Plan, 1989 Stock Plan, 1992 Stock Plan and 1996 Stock Plan and transferred by those participants. See "Plan of Distribution."

     On April 28, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $185.3125 per share.

                              ___________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
             RACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTA-
                  TION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ___________________

               The date of this Prospectus is ____________, 1998

     No person is authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering described herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall create, under any circumstances, any implication that there has been no
change in the facts set forth since the date of grant   This Prospectus does
not constitute an offer to sell or a solicitation of an offer to buy any securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports, proxy solicitation materials and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the fees prescribed by the Commission. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. Such reports and other information also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus, which forms a part of such Registration Statement, does not contain all the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to such Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect such Registration Statement, without charge, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain copies of all or any part of it from the Commission upon payment of the fees prescribed by the Commission. Such Registration Statement also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall under any circumstances create any implication that the information contained herein or therein is correct as of any time subsequent to the date of grant or thereof or that there has been no change in the affairs of the Company since the date of grant or thereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K (File no. 1-3608) for the year ended December 31, 1997.

     (b) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A dated June 28, 1988, as amended by Form 8-A/A dated July 5, 1989 and by Form 8-A/A dated March 27, 1997 (File no. 1-3608).

     (c) The description of the Company Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents and reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Warner-Lambert Company 201 Tabor Road, Morris Plains, New Jersey 07950, Attention: Secretary (telephone 973-540-2000).

                                  THE COMPANY

     The Company was incorporated under the laws of the State of Delaware in 1920. The Company's principal executive offices are located at 201 Tabor Road, Morris Plains, New Jersey 07950-2693 (Telephone: (973) 540-2000).

     The Company develops, manufactures and markets a widely diversified line of health care and consumer products. Its principal industry segments are pharmaceutical products, consisting principally of ethical pharmaceuticals, biologicals and empty hard-gelatin capsules; consumer health care products, consisting principally of over-the-counter health care, shaving and pet care products; and confectionery products, consisting principally of chewing gums and breath mints.

                                USE OF PROCEEDS

     The amount of the proceeds to be received upon exercise of the transferable options to which this Prospectus relates will depend upon the exercise prices of the options and the extent to which they are exercised. Expenses of the offering will be minimal. The proceeds from the sale of the Common Stock will be used for general corporate purposes.

                             PLAN OF DISTRIBUTION

     The shares of Common Stock of the Company covered by this Prospectus are being offered by the Company to transferees of transferable options ("Transferees") granted to officers and certain other key employees of the Company and its subsidiaries ("Original Grantees") pursuant to the Company's 1987 Stock Option Plan, 1989 Stock Plan, 1992 Stock Plan and 1996 Stock Plan (collectively, the "Plans"). This Prospectus relates to an aggregate of 3,000,000 shares of Common Stock.

General Information

     The following description of stock options granted under the Plans ("Options") is qualified in its entirety by the actual terms of the Plans, copies of which will be provided to any Transferee upon written request to the Company. The granting of a stock option under any Plan does not impose any obligation on the Company or any subsidiary to continue the employment of an Original Grantee and does not lessen or affect the right to terminate the employment of an Optional Grantee.

     The terms and conditions of each Option are established by the Compensation Committee of the Board of Directors. The following information is indicative of the Company's general practice and does not necessarily reflect the provisions of a particular Option grant.

     Option Term. In no event will Options be exercisable after the expiration of ten years from the date of grant. Options may not be exercised until the expiration of one year from the date of grant, and, except as provided described below under "Termination of Employment Before Age 55," "Death While Employed" and "Rule of 80 or Attainment of Age 65," Options may not be exercised unless the Original Grantee has remained in the continuous employ of the Company, or any of its subsidiaries, from the date of grant until the date of exercise. After the expiration of the one-year period referred to above, an Option may be exercised from time to time, provided that the aggregate number of shares of Common Stock acquired pursuant to exercise of the Option is not in excess of:

          1. after 1 year, but before the expiration of 2 years from the date of grant, 25% of the total number of shares which may be purchased pursuant to the Option;

          2. after 2 years, but before the expiration of 3 years from the date of grant, 50% of the total number of shares which may be purchased pursuant to the Option;

          3. after 3 years, but before the expiration of 4 years from the date of grant, 75% of the total number of shares which may be purchased pursuant to the Option; and

          4. after 4 years from the date of grant, 100% of the total number of shares which may be purchased pursuant to the Option.

     Exercise of Option. Exercise of an Option, in whole or in part, shall be made in accordance with procedures established by the Company from time to time. Upon the exercise of the Option, payment for the shares of Common Stock shall be made in cash. Alternatively, upon the exercise of an Option, shares shall be purchased at the exercise price and sold on the New York Stock Exchange by the Company's broker. The Transferee will be paid the transaction price (as determined in accordance with Company procedures) net of exercise price, brokerage commission, Securities and Exchange Commission fees and appropriate taxes. Upon exercise by a Transferee of an Option, any federal state or local withholding taxes arising from the exercise are the obligation of the Original Grantee.

     Transferability. An Original Grantee may transfer an Option (and ancillary rights associated therewith) for no consideration to the Original Grantee's family members, including trusts or other legal entities established for the benefit of the optionee's family members. Any such transfer shall be in accordance with procedures and subject to limitations which the Committee may establish. An Option which has been transferred in accordance with this paragraph shall remain subject to all the terms and conditions thereof (as such terms and conditions may thereafter be modified by the Committee in accordance with the terms of the Plan) and may not be transferred again other than by will or pursuant to the laws of descent and distribution.

     Exercise After Termination of Employment. The following paragraphs describe circumstances under which a Transferee may exercise an Option subsequent to the termination of the Original Grantee's employment with the Company or any of its subsidiaries. In all cases, the post-termination exercise periods described below are subject to the limitation that no Option may be exercised after the expiration of ten years from the date of grant.

     If the Original Grantee's employment terminates after one year from the date of grant and before age 55, and if the Original Grantee had been in the continuous employ of the Company, or any of its subsidiaries, from the date of grant until such termination, the Transferee may exercise this Option within three months after the date of such termination, if and to the extent it was exercisable at the date of such termination, giving effect to the percentage limitations described above under "Option Term" and except as described below under "Forfeiture of Unexercised Options."

     If the Original Grantee's employment terminates after one year from the date of grant on or after age 55, and if the Original Grantee had been in the continuous employ of the Company, or any of its subsidiaries, from the date of grant until such termination, and if the Original Grantee was entitled to exercise an Option at the date of such termination, the Transferee may exercise the Option until the later of (i) the three-year period after termination of the Original Grantee's employment, or (ii) the period after termination of the Original Grantee's employment which is equal to the number of full months that the Option has been outstanding prior to such termination, except as described below under "Forfeiture of Unexercised Options" and "Employment by a Competitor". In such case, the percentage limitations of described above under "Option Term" shall not apply.

     If the Original Grantee should die on or after a date one year from the date of grant, while in the employ of the Company or any of its subsidiaries, and if the Original Grantee was entitled to exercise an Option at the date of the Original Grantee's death, the Transferee may exercise the Option until the later of (i) the three-year period after termination of the Original Grantee's employment, or (ii) the period after termination of the Original Grantee's employment which is equal to the number of full months that the Option has been outstanding prior to such termination. In such case, the percentage limitations described above under "Option Term" shall not apply.

     If the Original Grantee's employment should terminate before age 55 and if the Original Grantee should die within the three-month period after the date of termination, an Option shall be exercisable by the Transferee within twelve months following the date of the Original Grantee's death, if and to the extent the Original Grantee was entitled to exercise this Option at the date of the Original Grantee's death, giving effect to the percentage limitations as described above under "Option Term" and except as described below under "Forfeiture of Unexercised Options."

     If the Original Grantee's employment should terminate on or after age 55 and if the Original Grantee should die after the date of termination, and if the Original Grantee was entitled to exercise this Option at the date of the Original Grantee's death, this Option shall be exercisable by the Transferee until the latest of (i) the three-year period after termination of the Original Grantee's employment, (ii) the period after termination of the Original Grantee's employment which is equal to the number of full months that the Option has been outstanding prior to such termination, or (iii) the twelve-month period following the Original Grantee's death provided the Original Grantee's death occurs before the later of (i) or (ii), except as described below under "Forfeiture of Unexercised Options" and "Employment by a Competitor." In such case, the percentage limitations described above under "Option Term" shall not apply.

     In the case of Options Transferred by Original Grantees who were corporate officers grade 17 and above on the date of grant, if after a date one year from the date of grant, the Original Grantee has satisfied the "Rule of 80," as hereinafter described, when the Original Grantee's employment terminates or the Original Grantee has attained age 65 when the Original Grantee's employment terminates, the Transferee may exercise the Option until the expiration of ten years from the date of grant of the Option, except as described below under "Forfeiture of Unexercised Options" and "Employment by a Competitor." The percentage limitations as described above under "Option Term" shall not apply to Options exercised as described in this paragraph. The Original Grantee will satisfy the "Rule of 80" if the Original Grantee's employment terminates (including death while employed) on or after age 55 and if the sum of the Original Grantee's age at termination (in full and partial years) plus the Original Grantee's period of service with the Company or any of its subsidiaries (in full and partial years), equals at least 80. In the event of the Original Grantee's death after termination of employment, the Transferee may exercise the installment in accordance with the provisions of this paragraph to the same extent that such provisions were applicable to the Original Grantee.

     Certain Events. Each Option is accompanied by Limited Rights (as defined in the Plan) for the number of shares subject to the Option. These Limited Rights shall be exercised automatically (as an alternative to the exercise of the related Option) on the date of the occurrence of a Change in Control of Warner-Lambert Company (as defined in the applicable Plan) and exercise of a Limited Right automatically cancels the related Option. Upon exercise of a Limited Right, the Transferee shall be entitled to receive a cash payment equal to the excess of the Fair Market Value of a share of Common Stock (which is, generally, the price at which the Change in Control is effected) over the Option exercise price, multiplied by the number of shares with respect to which the Limited Right is being exercised. The Limited Rights expire on the first to occur of the exercise or expiration of the related Option. Notwithstanding the foregoing, in the event of certain transactions which effect a Change in Control of Warner-Lambert Company as set forth in the respective Plans, Options granted hereunder shall convert to options to acquire shares of the company which other shareholders of Warner-Lambert Company receive in the transaction ("Rollover Options"). The terms and conditions of the Rollover Options, including the number of shares, exercise price and exercise period, shall be determined in accordance with the provisions of the respective Plans.

     Forfeiture of Unexercised Options. If the employment of an Original Grantee who was a corporate officer grade 17 and above on the date of grant is terminated for cause, Options granted to the Original Grantee shall terminate. Determinations of cause shall be made in the sole discretion of Management and shall include, but not be limited to, terminations for violation of the Management Integrity Policy, sexual harassment or theft. Exceptions to the application of this provision may be made by the Compensation Committee. This provision is not intended to, nor shall it, alter the Original Grantee's status as an employee-at-will.

     Employment by a Competitor. Notwithstanding any other provision of the Option, if the employment of an Original Grantee who was a corporate officer grade 17 and above on the date of grant terminates at or after age 55 and the Original Grantee becomes employed by a competitor of the Company in any capacity (e.g, as an employee, consultant or otherwise) within two (2) years after the termination of the Original Grantee's employment, any portion of an Option which is then outstanding shall expire 90 days after the commencement of the Original Grantee's employment with the competitor.

     Nonqualified Stock Option. Options constitute nonqualified stock options for Federal income tax purposes and not incentive stock options. The Plans are not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Administration. The purpose of the Plans is to provide incentive to the colleagues of the Company, to recognize and reward their efforts and accomplishments, to attract and retain persons of competence and to gain for the Company the advantages inherent in employees having a sense of proprietorship. The Plans are administered by a Committee of the Board of Directors of the Company (the "Board") consisting of not less than three non-employee directors of the Company who are appointed by and serve at the pleasure of the Board (the "Committee"). The Committee has authority to determine the colleagues who will be granted stock awards and the number of shares attached to each award, to establish rules and regulations for administration of the Plans, to include in each instrument evidencing an Option such terms and conditions as it deems appropriate and which are not inconsistent with the Plans and, unless otherwise determined by the Board, to decide finally all questions arising under the Plans. Subject to certain limitations stated in the Plans, the Board and the Committee may alter, amend, suspend or terminate the Plans. Except in limited circumstances, the Board may not make any change which would impair the rights of a holder of an Option previously granted without the consent of the holder.

     Miscellaneous. A grant of an Option shall not give the Original Grantee or a Transferee any right or status of any kind as a shareholder of the Company in respect of any shares covered by the Option or entitle the Original Grantee or a Transferee to any dividends or other distributions thereon unless and until said shares shall have been registered in the Transferee's name.

     The granting of an Option shall not confer upon the Original Grantee any right to continue in the employ of the Company or any of its subsidiaries.

     The Company reserves discretionary authority to construe and interpret the Plans and the terms and conditions of the Options, and any such determination shall be final and binding.

     The Company may amend the terms and conditions of any Option as it may deem necessary or desirable in order to make available the benefits of the laws of any jurisdiction.

     The shares of Common Stock issuable or deliverable upon the exercise of Options granted under the plan may be authorized and unissued shares or issued shares which have been reacquired by the Company and held in its treasury.

     Notwithstanding any other provisions hereof, the Company reserves the right to modify the provisions governing the exercise of any Option, including the determination of the date upon which an Option exercise is considered effective and the transaction price whereby the amount of sales proceeds are determined.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Gregory L. Johnson, Vice President and General Counsel of the Company.

                                    EXPERTS

     The consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus or any Prospectus Supplement, in connection with the offering made by this Prospectus and any Prospectus Supplement, and information or and representations not herein contained, if given or made, must not be relied upon as having been authorized. This Prospectus or any Prospectus Supplement does not constitute and offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not be made. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date of grant or thereof or that there has been no change in the affairs of the Company since the date of grant or thereof.







                               TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . .    4
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .    5
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                               3,000,000 Shares



                                Warner-Lambert
                                    Company


                                 Common Stock








                                ______________

                                  PROSPECTUS
                                ______________














                                 May __, 1998

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee  . . . . . . . . . . . . . . . . . . . . . . . . . . $164,250
Blue Sky fees and expenses  . . . . . . . . . . . . . . . . . . . . .        0
Printing and engraving expenses . . . . . . . . . . . . . . . . . . .      500
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . .   10,000
Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . .    5,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .      500
                                                                      --------

     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $180,250
                                                                      ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law"), the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty of care, except as follows. A director remains potentially liable for monetary damages (unless otherwise permitted by applicable law) for (a) breach of the director's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve misconduct or a knowing violation of law, (c) an improper payment of a dividend or an improper redemption or repurchase of the Company's stock (as provided in Section 174 of the Delaware Law) or (d) any transaction from which a director derives an improper personal benefit. Any repeal or modification of this provision will not affect any right or protection of a director that exists at the time of such repeal or modification.

     Section 145 of the Delaware Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     Article VII of the By-Laws of the Company provides in terms similar to those of Section 145 of the Delaware Law that the Company shall have power and shall be required to indemnify its directors and officers in accordance with the Delaware Law.

     Under the terms of various Directors and Officers Liability and Corporation Reimbursement Liability Policies, the directors and officers of the Company are insured, subject to applicable policy exclusions, limits and deductibles, against any loss incurred in connection with any claim made against them or any of them for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, or any matter not excluded by the terms and conditions of the policy, claimed against them solely by reason of their being directors or officers of the Company. The foregoing statements are subject to the detailed provisions of such Policies.

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and specifically including actions by or in the name of the Company (referred to as derivative suits), where the individual's involvement is by reason of the fact that he or she is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorneys' fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under each indemnification agreement, a director or officer will not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Each indemnification agreement provides a number of procedures and presumptions used in the determination of the right to indemnification, as well as a requirement that in order to receive an advancement of expenses, the director or officer must submit an undertaking to repay any expenses advanced on his or her behalf with respect to which it is later determined the director or officer was not entitled to receive. Each indemnification agreement is effective for actions arising out of acts or omissions which may have occurred before or after the execution of such indemnification agreement. The foregoing statements are subject to the detailed provisions of such indemnification agreements.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number              Description
-------             -----------

(3)       Articles of Incorporation and By-Laws
          (a) Restated Certificate of Incorporation of Warner-Lambert Company filed November 10, 1972, as amended to April 23, 1996 (Incorporated by reference to Warner-Lambert's Current Report on Form 8-K, dated April 23, 1996).
          (b) By-Laws of Warner-Lambert Company, as amended to October 25, 1998 (Incorporated by reference to Warner-Lambert's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988 (File No. 1-3608)).

(4) Instruments defining the rights of security holders, including indentures.
          (a) Amended and Restated Rights Agreement, dated as of March 25, 1997, between Warner-Lambert Company and First Chicago Trust Company of New York, as Rights Agent (Incorporated by reference to Warner-Lambert's Registration Statement on Form 8-A, dated June 28, 1988, as amended by Form 8-A/A, dated July 5, 1989 and by Form 8-A/A, dated March 27, 1997 (File No. 1-
               3608)).
          (b) Warner-Lambert agrees to furnish to the Commission, upon request, a copy of each instrument with respect to issues of long-term debt of Warner-Lambert. The principal amount of debt issues authorized under each such instrument does not exceed 10% of the total assets of Warner-Lambert.

(5)       Opinion of Gregory L. Johnson

(23)      Consents of Experts and Counsel

          (a)  Consent of Price Waterhouse LLP
          (b)  Consent of Gregory L. Johnson (included in Exhibit 5)

(24)      Power of Attorney


ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets
all of the requirements for filing on Form   S-3 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on this 29th day of April, 1998.


                                 WARNER-LAMBERT COMPANY
                                       (Registrant)


                                 By /s/ Melvin R. Goodes
                                      Melvin R. Goodes
                                      Chairman of the Board and Chief
                                      Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                    Title                 Date
-------------------------------   -------------------------   -------------


/s/ Melvin R. Goodes*             Chairman of the Board,
    Melvin R. Goodes              Chief Executive Officer
                                  and Director (Principal
                                  Executive Officer)


/s/ Lodewijk J.R. de Vink*        President, Chief
    Lodewijk J.R. de Vink         Operating Officer and
                                  Director


/s/ Ernest J. Larini*             Vice President and Chief
    Ernest J. Larini              Financial Officer
                                  (Principal Financial
                                  Officer)


/s/ Joseph E. Lynch*              Vice President and
                                  Controller


/s/ Robert N. Burt*               Director
    Robert N. Burt


/s/ Donald C. Clark*              Director
    Donald C. Clark

Signature                                    Title                 Date
-------------------------------   -------------------------   -------------

/s/ John A. Georges*              Director
    John A. Georges


/s/ William H. Gray, III*         Director
    William H. Gray, III


/s/ William R. Howell*            Director
    William R. Howell


/s/ Dr. LaSalle D. Leffall, Jr.*  Director
    Dr. LaSalle D. Leffall, Jr.


/s/ Dr. Patricia Shontz Longe*    Director
    Dr. Patricia Shontz Longe

/s/ George A. Lorch*              Director
    George A. Lorch


/s/ Alex J. Mandl*                Director
    Alex J. Mandl


/s/ Lawrence G. Rawl*             Director
    Lawrence G. Rawl


/s/ Michael I. Sovern*            Director
    Michael I. Sovern


*By Raymond M. Fino                                           April 29, 1998
    Raymond M. Fino
    Attorney-in-fact

                                                                     Exhibit 5



                                         April 29, 1998

Warner-Lambert Company
201 Tabor Road
Morris Plains, New Jersey  07950-2693

Ladies & Gentlemen:

     I have acted as counsel to Warner-Lambert Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on

Form S-3 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933,

as amended (the "Securities Act"), relating to 3,000,000 shares of the

Company's common stock, par value $1.00 per share (the "Common Stock"), which may be purchased pursuant to the exercise of transferable options issued by the Company to participants in the Company's 1987 Stock Option Plan, 1989

Stock Plan, 1992 Stock Plan and 1996 Stock Plan (collectively the "Plans")

and transferred by those participants ("Transferred Options").

     In connection with my opinions expressed below, I or members of the

Legal Department of the Company have examined copies of the Plans, the

Registration Statement (including the exhibits thereto) and the Prospectus contained therein (the "Prospectus"). In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records,

agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures,

the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.  I have further assumed that shares of Common Stock issued subsequent to the date of this opinion, reacquired by the Company and subsequently transferred by the

Company upon exercise of Transferred Options will have been validly issued,

fully paid and non-assessable shares of Common Stock of the Company.

     I hereby advise you that in my opinion shares of Common Stock issuable in accordance with the respective Plans when issued or transferred from the

Company's treasury as contemplated by the Registration Statement, the

Prospectus and the Plans will be validly issued, fully paid and non-

assessable shares of Common Stock of the Company.

     I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the law of the State of New

York and the Delaware General Corporation Law.

     I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ Gregory Johnson

             WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 26, 1998, which appears on page 47 of the 1997 Annual Report to Shareholders of Warner-Lambert Company, which is incorporated by reference in Warner-Lambert Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Prospectus.


                                       Price Waterhouse LLP




4 Headquarters Plaza North
Morristown, NJ  07962
April 29, 1998

                                                                    Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Warner-Lambert Company (the "Company") in their respective capacities set forth below constitutes and appoints Melvin R. Goodes, Lodewijk J.R. de Vink, Raymond M. Fino, Ernest J. Larini and Gregory L. Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be issued upon exercise by transferees of the original optionees of stock options granted under the Company's 1996 Stock Plan 1987 Stock Option Plan, 1989 Stock Plan, 1992 Stock Plan and to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-3 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                  Title                 Date
------------------------------   ------------------------   --------------


/s/ Melvin R. Goodes             Chairman of the Board,     March 24, 1998
    Melvin R. Goodes             Chief Executive Officer
                                 and Director (Principal
                                 Executive Officer)


/s/ Lodewijk J.R. de Vink        President, Chief           March 24, 1998
    Lodewijk J.R. de Vink        Operating Officer and
                                 Director

Signature                                  Title                 Date
------------------------------   ------------------------   --------------


/s/ Ernest J. Larini             Vice President and Chief   March 24, 1998
    Ernest J. Larini             Financial Officer
                                 (Principal Financial
                                 Officer)


/s/ Joseph E. Lynch              Vice President and         March 24, 1998
    Joseph E. Lynch              Controller


/s/ Robert N. Burt               Director                   March 24, 1998
    Robert N. Burt


/s/ Donald C. Clark              Director                   March 24, 1998
    Donald C. Clark


/s/ John A. Georges              Director                   March 24, 1998
    John A. Georges


/s/ William H. Gray, III         Director                   March 24, 1998
    William H. Gray, III

/s/ William R. Howell            Director                   March 24, 1998
    William R. Howell


/s/ Dr. LaSalle D. Leffall, Jr.  Director                   March 24, 1998
    Dr. LaSalle D. Leffall, Jr.


/s/ Dr. Patricia Shontz Longe    Director                   March 24, 1998
    Dr. Patricia Shontz Longe


/s/ George A. Lorch              Director                   March 24, 1998
    George A. Lorch


/s/ Alex J. Mandl                Director                   March 24, 1998
    Alex J. Mandl

/s/ Lawrence G. Rawl             Director                   March 24, 1998
    Lawrence G. Rawl


/s/ Michael I. Sovern            Director                   March 24, 1998
    Michael I. Sovern